UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 29, 2010

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 29, 2010, EnteroMedics Inc. (the “Company”) entered into binding Securities Purchase Agreements (each, a “Securities Purchase Agreement”) for the sale of 3,394,309 shares of its Series A Non-Voting Convertible Preferred Stock (the “Preferred Stock”), together with warrants to purchase an aggregate of 3,394,309 shares of its common stock (the “Up Front Warrants”), in a private placement transaction with several accredited investors (the “Private Placement”). The purchase price per share of Preferred Stock was $1.72 (the “Original Purchase Price”), which equaled the consolidated closing bid price of the Company’s common stock as reported by the Nasdaq Stock Market on September 29, 2010. The Up Front Warrants will be exercisable at any time and from time to time beginning on the date that is six months and one day after the closing of the Private Placement. The Up Front Warrants have an exercise price of $2.15 per share, which equals 125% of the consolidated closing bid price of the Company’s common stock as reported by the Nasdaq Stock Market on September 29, 2010. The Up Front Warrants will become exercisable upon the later to occur of the following: (i) the date that is six months and one day after the issuance of the warrants, or (ii) the closing of an Equity Offering (as defined in Item 3.02 below). If the Preferred Stock converts into common stock upon completion of an Equity Offering in accordance with the terms of the Certificate of Designations for the Preferred Stock, each investor will purchase additional warrants from the Company (the “Conversion Warrants”) to purchase that number of shares of the Common Stock equal to (i) the difference between the Original Purchase Price and the price per share of Common Stock underlying the equity securities paid by investors in an Equity Offering (the “Equity Offering Purchase Price”), multiplied by the number of shares of Preferred Stock purchased by the investor, divided by (ii) the Conversion Warrant exercise price per share, which will equal $2.06 (120% of the Original Purchase Price). The Conversion Warrants will only be issued if the Company completes the Equity Offering and the Original Purchase Price is more than the Equity Offering Purchase Price. The purchase price for each warrant issued pursuant to the Securities Purchase Agreements equals $0.125 per share of common stock underlying the warrant. On September 30, 2010, EnteroMedics completed the final closing of the Private Placement.

Certain affiliates of the Company participated in the Private Placement on the terms set forth above, including certain investors affiliated with our directors as follows: MPM Capital Funds, of whom the Company’s director Luke Evnin is a managing director, acquired 704,607 shares of Preferred Stock, and warrants to acquire 704,607 shares of Common Stock; Bay City Capital, of whom the Company’s director Carl Goldfischer is a managing director, acquired 1,626,016 shares of Preferred Stock and warrants to acquire 1,626,016 shares of Common Stock; Aberdare Ventures, of whom the Company’s director Paul Klingenstein is a managing director, acquired 406,504 shares of Preferred Stock and warrants to acquire 406,504 shares of Common Stock; Charter Life Sciences, of whom the Company’s director Don Harrison is a managing director, acquired 216,802 shares of Preferred Stock and warrants to acquire 216,802 shares of Common Stock. In addition, Paul Klingenstein, a director of the Company, acquired 16,525 shares of Preferred Stock and warrants to acquire 16,525 shares of Common Stock, and Nick Teti, a director of the Company, acquired 10,840 shares of Preferred Stock and warrants to acquire 16,525 shares of Common Stock.

Pursuant to the Securities Purchase Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days following completion of an Equity Offering (the “Required Filing Date”), registering for resale the shares of common stock issued upon conversion of the Preferred Stock and exercise of the warrants purchased by the Investors for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Company also agreed to use its best efforts, subject to receipt of necessary information from the investors, to cause the registration statement to become effective as soon as practicable after the registration statement is filed by the Company, but in any event no later than 4:00 p.m. Eastern Time on the 90th day after the Required Filing Date, or if the registration statement is reviewed by the SEC, on the 135th day after the Required Filing Date. The Company has agreed to maintain the registration statement’s effectiveness until the earlier of (i) the first anniversary of the Closing Date (such period of time to be extended by any period of time that the Shares are not listed for trading on the Nasdaq Stock Market), (ii) the date on which the registrable securities may be sold pursuant to Rule 144 without limitations on volume or manner of sales or (iii) such time as all registrable securities purchased by such Investor in the Private Placement have been sold pursuant to a registration statement or Rule 144.

The foregoing summary of the terms of the Securities Purchase Agreement and Warrants is subject to, and qualified in its entirety by, the Securities Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference, and the form of Warrants attached to this Current Report on Form 8-K as Exhibit 10.2 and 10.3 and incorporated herein by reference. The description set forth above in Item 3.02 below is incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 30, 2010, the Company completed the sale of an aggregate of 3,394,309 shares of Series A Non-Voting Convertible Preferred Stock, together with warrants to purchase an aggregate of 3,394,309 shares of Common Stock to certain accredited investors, for gross proceeds of approximately $6.3 million, less certain expenses. Each holder of Preferred Stock has the rights, preferences and duties set forth in the Certificate of Designations authorized by the Company’s board of directors and filed with the Secretary of State of the State of Delaware on September 29, 2010. The Preferred Stock has a par value of $0.01 per share and the board authorized an amount up to 3,600,000 shares. Each share of Preferred Stock has an original issue price of $1.72. As of the closing of the Private Placement, the Company had 19 shareholders of record of the Preferred Stock.

The Shares and the Warrants were offered and sold in the Private Placement to accredited investors without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The following is a summary of certain material provisions of such certificate, which summary is qualified in its entirety by reference to the Certificate of Designation filed herewith as Exhibit 10.4.

Dividends. Dividends will be paid on the Preferred Stock on an as-converted basis when, as, and if paid on the Company’s Common Stock.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, any distributions to holders of the Company’s outstanding equity shall be made as follows: First, to the holder of any share of Preferred Stock up to 150% of the Original Purchase Price plus declared and unpaid dividends on each share of Preferred Stock, and then pro rata to the holders of the Common Stock and Preferred Stock on an as converted basis.

No Voting Rights. Except as required by law or as otherwise set forth below the Preferred Stock shall be non-voting and shall not have any voting rights. So long as 10% of the shares of Preferred Stock are outstanding, in addition to any other vote or approval required under the Company’s Charter or By-laws, the Company will not, without the written consent of the holders of at least 75% of the Preferred Stock, either directly or by amendment, merger, consolidation, or otherwise: (i) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Preferred Stock, or increase the authorized number of shares of Preferred Stock; or (ii) purchase or redeem or pay any dividend on any capital stock prior to the Preferred Stock, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost; other than as approved by the Board.

Conversion Rights. The Preferred Stock may be converted on a 1:1 basis into shares of Common Stock at any time at the option of the Investor, subject to adjustments for stock dividends, splits, combinations and similar events; provided, however, that no investor will be permitted to convert an amount of Preferred Stock that would result in such investor owning more than 19.99% of the Company’s outstanding Common Stock upon such conversion.

Each share of Preferred Stock will automatically be converted on a 1:1 basis into shares of Common Stock (subject to adjustments for stock dividends, splits, combinations and similar events): (i) immediately after the closing of an offering by the Company of equity securities producing gross proceeds of at least $15 million excluding proceeds from the sale of Preferred Stock (the “Equity Offering”), or (ii) upon the written consent of the holders of 75% of the Preferred Stock; provided, however, that in the case of (i) and (ii) above, no Investor will be permitted to convert an amount of Preferred Stock that would result in such Investor owning more than 19.99% of the Company’s outstanding Common Stock upon such conversion.

Item 3.03.	Material Modification to Rights of Securityholders.

The filing of the Company’s Certificate of Designations and the issuance of the Preferred Stock affect the holders of the Company’s common stock to the extent provided for in the Certificate of Designations, filed as an amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware on September 29, 2010. The summary of the Certificate of Designations, included above under Item 3.02 is qualified in its entirety by reference to the Certificate of Designations filed herewith as Exhibit 10.4. The additional information required to be provided in this Item 3.03 is included above under such Item 3.02 and below under Item 5.03.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2010, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State for the purpose of amending its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of its Preferred Stock. The Preferred Stock has a liquidation preference of $2.58 per share. The Certificate of Designations is attached hereto as 10.4 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement

10.2	Form of Up Front Warrant

10.3	Form of Conversion Warrant

10.4	Form of Certificate of Designations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/S/ GREG S. LEA
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: October 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement

10.2	Form of Up Front Warrant

10.3	Form of Conversion Warrant

10.4	Form of Certificate of Designations